Filed Pursuant to Rule 424(b)(3)

File No. 333-190397

LAKELAND INDUSTRIES, INC.

SUPPLEMENT NO. 6 TO

PROSPECTUS DATED AUGUST 29, 2013

THE DATE OF THIS SUPPLEMENT IS APRIL 15, 2014

On April 14, 2014, Lakeland Industries, Inc. filed the attached Report on Form 8-K.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices)                             (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 8, 2014, the Board of Directors of Lakeland Industries, Inc. (the “Corporation”) approved an amendment to the Corporation’s Amended and Restated By-Laws (as amended, the “By-Laws”), effective as of that same date, adding a new Article VII providing an exclusive forum provision for the adjudication of certain disputes. This provision provides that, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

A copy of the By-Laws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated By-Laws of Lakeland Industries, Inc. (effective as of April 8, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
President & Chief Executive Officer

Exhibit 3.1

AMENDED AND RESTATED

(as of April 8, 2014)

BY-LAWS

OF

LAKELAND INDUSTRIES, INC.

(A Delaware Corporation)

___________________________________

ARTICLE I

STOCKHOLDERS

Section 1.         STOCK CERTIFICATES; UNCERTIFICATED SHARES.  The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form.  Each such certificate shall be signed in a manner that complies with Section 158 of the General Corporation Law of the State of Delaware.  Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218 (a) of the General Corporation Law of the State of Delaware or, with respect to Section 151 of General Corporation Law of the State of Delaware, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

Section 2.         FRACTIONAL SHARE INTERESTS.  The corporation may, but shall not be required to, issue fractions of a share.  If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair vale of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which script or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 3.         STOCK TRANSFERS.  Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these By-laws.  Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation.  Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

Section 4.      RECORD DATE.

(a)       RECORD DATE FOR STOCKHOLDER MEETINGS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)       RECORD DATE FOR PAYMENTS OF DIVIDENDS AND DISTRIBUTIONS.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)        RECORD DATE FOR CORPORATE ACTIONS BY WRITTEN CONSENT.

                                    (i)         Notwithstanding Section 4(a) and Section 4(b) of Article I of these Bylaws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 4(c).  Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in Section 4(c)(ii) below unless prior action by the Board of Directors is required under the General Corporation Law of the State of Delaware, in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                                    (ii) (A) Every written consent purporting to take or authorizing the taking of corporate action and/or related revocations (each such written consent and related revocation is referred to in this Section 4(c)(ii) of Article I of the Bylaws as a “Consent”) shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Section 4(c)(ii), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

                                    (B)       A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

                                    (C)       In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary of the Corporation under this Section 4(c)(ii). If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 4(c)(ii), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

Section 5.         MEANING OF CERTAIN TERMS.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation.

Section 6.         STOCKHOLDER MEETINGS.

(a)        TIME.  The annual meeting of stockholders shall be held on the third Wednesday of June each year, unless a different date is designated by the directors provided that each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

(b)        PLACE.  Annual meeting and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time fix.  Whenever the directors shall fail to fix such place, the meeting shall be held at the registered office of the corporation in the State of Delaware.

(c)        CALL.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

(d)        NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall, (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.  The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law.  Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than fifty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein.  Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e)        STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

(f)         CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

(g)        PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

(h)        INSPECTORS.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.

(i)         QUORUM.  The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.  The stockholders present may adjourn the meeting despite the absence of a quorum.

(j)         VOTING.  Each share of stock shall entitle the holder thereof to one vote.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.  In the election of directors, and for any other action, voting need not be by ballot.

(k)        NOTICE OF STOCKHOLDER PROPOSALS.

(1)  At any annual meeting of stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly and timely brought before the meeting by any stockholder of the Corporation in compliance with the notice procedures and other provisions of this Section 6(k).

(2)       For business to be properly brought before an annual meeting by a stockholder, such business, as determined by the Chairman of the Board or such other person as is presiding over the meeting, must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware, and such stockholder (i) must be a stockholder of record on the date of the giving of the notice provided for in this Section 6(k) and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) must be entitled to vote at such annual meeting, and (iii) must comply with the notice procedures set forth in this Section 6(k). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(3)       To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not later than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting.  For purposes of this Section 6(k) of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Reuters, Associated Press or a comparable national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.  In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of the annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(4)       To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing, as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business and the text of any resolutions proposed for consideration, (ii) the reasons for conducting such business at the annual meeting, (iii) the name and record address, as they appear on the Corporation's stock ledger, of such stockholder and the name and address of any Stockholder Associated Person (as defined below), (iv) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (v) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person, and any other person or persons (naming such person or persons) in connection with the proposal of such business by such stockholder, (vi) any material interest of such stockholder and/or any Stockholder Associated Person in such business, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (vii) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies in support of such proposal, (viii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, that such stockholder intends to vote such stock at such meeting, and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (ix) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, (x) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, (xi) in the event that such business includes a proposal to amend the Certificate of Incorporation and/or the Bylaws of the Corporation, the language of the proposed amendment, and (xii) such other information regarding each matter of business to be proposed by such stockholder, regarding the stockholder in his or her capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, as would be required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder.

(5)       If the information submitted pursuant to this Section 6(k) by any stockholder proposing business for consideration at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 6(k).  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing business for consideration at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 6(k). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 6(k).

(6)       For purposes of this Section 6(k) and Section 6(l) of these Bylaws, the following definitions shall be applicable:

(i)      beneficial ownership in the Corporation’s capital stock shall include, in addition to the definition of beneficial ownership contained in Rule 13d-3 of the Exchange Act (or any successor rule or regulation), any direct or indirect pecuniary interest in the Corporation’s capital stock,

(ii)     business day shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close,

(iii)    close of business shall mean 5:00 p.m., Eastern Time,

(iv)    hedging of the Corporation’s capital stock shall mean any transaction or series of transactions that has been entered into, or any other agreement, arrangement or understanding (including, but not limited to, any borrowing or lending of shares or any short interest) that has been made, the effect or intent of which is to mitigate loss to or manage the risk or benefit of share price changes with respect to any shares of the capital stock of the Corporation,

(v)     pecuniary interest in the Corporation’s capital stock shall include, but not be limited to, the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Corporation’s capital stock,

(vi)    indirect pecuniary interest in the Corporation’s capital stock shall include, but not be limited to, (a) any derivative instrument which includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Corporation’s capital stock, including a person’s right to acquire the Corporation’s capital stock through the exercise or conversion of any derivative instrument, whether or not presently exercisable, (b) a general partner’s proportionate interest in the Corporation’s capital stock held by a general or limited partnership, (c) a person’s right to dividends that is separated or separable from the Corporation’s capital stock, (d) shares of the Corporation’s capital stock held by members of a person’s immediate family, and (e) a person’s interest in the Corporation’s capital stock that is held by a trust,

(vii)   derivative instrument shall include, but not be limited to, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Corporation’s capital stock, or similar instrument with a value derived in whole or in part from the value of the Corporation’s capital stock, whether or not such instrument or right shall be subject to settlement in the Corporation’s capital stock or otherwise,

(viii) short interest in the Corporation’s capital stock shall mean that the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the Corporation’s capital stock, and

(ix)    Stockholder Associated Person of any stockholder shall mean (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(7)       No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 6(k).

(8)       Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was properly brought before the meeting in accordance with the procedures set forth in this Section 6(k), including whether the stockholder or the Stockholder Associated Person, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by this Section 6(k), and (ii) if any proposed business was not brought in compliance with this Section 6(k), to declare that such proposal is defective and shall be disregarded.

(9)       In addition to the provisions of this Section 6(k), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

(10)     Nothing in this Section 6(k) shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(11)    Notwithstanding anything in this Section 6(k) to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with Section 6(l) of these bylaws for any such nomination to be properly brought before such meeting.

(12)     This Section 6(k) and Section 6(l) of these Bylaws have been amended and/or adopted by action of the Corporation’s Board of Directors subsequent to the issuance by the Chancery Court of the State of Delaware of its opinions in JANA Master Fund, Ltd. v. CNET Networks, Inc., 2008 WL 660556 (Del. Ch. Mar. 13, 2008), expedited appeal granted, No. 141,2008 (Del. Mar. 19, 2008) and in Levitt Corp. v. Office Depot, Inc., C.A. No. 3622-VCN, slip op. (Del. Ch. Apr. 14, 2008).  The Board of Directors of the Corporation, in approving and adopting this Section 6(k) and Section 6(l) of these Bylaws, (i) took notice of these two opinions and the narrow construction and narrow interpretation accorded to the advance notice and advance nomination provisions at issue in such opinions, and (ii) specifically intended that such a narrow construction and narrow interpretation be avoided should the construction, interpretation and/or enforceability of Section 6(k) and/or Section 6(l) of these Bylaws ever be contested, disputed, arbitrated, litigated and/or judicially opined on.

(13)     Notwithstanding any other provision of these Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, any amendment, alteration, repeal or rescission of, or the adoption of any provisions inconsistent with, this Section 6(k), Section 6(l) and/or Section 6(m) shall require either (i) the affirmative vote of not less than 66.67% of the directors then in office, or (ii) the affirmative vote of the holders of the Corporation’s capital stock representing not less than 66.67% of the votes which all stockholders would be entitled to cast at any election of directors held at a meeting of the stockholders called for that purpose (provided that notice of such proposed amendment, alteration, repeal or rescission is included in the notice of such meeting, which shall also include, without limitation, the text of any such proposed amendment or alteration and/or any resolution calling therefor or for any repeal or rescission).

(l)         NOTICE OF NOMINATIONS BY STOCKHOLDERS.

(1)       Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up, nominations for the election of directors may be made (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors, or (ii) by any stockholder of the Corporation (a) who is a stockholder of record on the date of the giving of the notice provided for in this Section 6(l), on the record date for the determination of the stockholders entitled to vote at such meeting and at the time of the annual meeting of stockholders, (b) who is entitled to vote at the meeting for the election of directors, and (c) who complies with the notice procedures set forth in this Section 6(l).  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(2)       To be timely, a stockholder's notice of nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) calendar day, and not later than the close of business on the one hundred twentieth (120th) calendar day, prior to the first anniversary of the immediately preceding year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than such anniversary date, notice by the stockholder in order to be timely must be so delivered or received not later than the tenth (10th) calendar day following the earlier of (i) the day on which public disclosure of the date of such annual meeting is first made, and (ii) the receipt by such stockholder of actual notice of the date of such annual meeting.  For purposes of this Section 6(l), public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Reuters, Associated Press or a comparable national news service, in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed.  In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of the annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(3)       To be in proper written form, a stockholder's notice of nomination to the Secretary shall set forth in writing:

(i)         as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation and employment of the person, (c) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by the person (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (d) the person’s executed written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected, (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder, (f) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the person proposed as a nominee and/or (2) otherwise to solicit proxies in support of the election of such person, and (g) a written statement executed by the person acknowledging that, as a director of the Corporation, he or she will owe fiduciary duties, under the General Corporation Law of the State of Delaware, exclusively to the Corporation and its stockholders and no fiduciary duties to any specific stockholder or group of stockholders; and

 (ii)       as to the stockholder giving the notice (a) the name and record address of such stockholder, as they appear on the Corporation's stock ledger, and the name and address of any Stockholder Associated Person (as defined below), (b) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and/or any Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition (which information shall be supplemented not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date), (c) a description of all arrangements or understandings between such stockholder and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder, (d) any material interest of such stockholder and/or any Stockholder Associated Person in the election of such proposed nominee, individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom, (e) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (f) whether and the extent to which any hedging transaction has been engaged in by or on behalf of such stockholder or any Stockholder Associated Person with respect to any shares of stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, (g) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such stockholder or such Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13d in accordance with the Exchange Act, and (h) any other information relating to such stockholder, in his or her capacity as a proponent of a stockholder nomination, or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder.

(4)       In addition to the information required above, the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(5)       If the information submitted pursuant to this Section 6(l) by any stockholder proposing a nominee for election as a director at an annual meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 6(l).  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director at an annual meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 6(l). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 6(l).

(6)       Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election at an annual meeting as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6(l).

(7)       Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board or other person presiding at an annual meeting shall have the power and duty (i) to determine whether any nomination proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 6(l), including whether the stockholder or the Stockholder Associated Person, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by this Section 6(l), and (ii) if any proposed nomination was not made in compliance with this Section 6(l) to declare that such defective nomination is null and void and shall be disregarded.

(8)       Notwithstanding anything in this Section 6(l) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public disclosure, naming all of the nominees for directors or specifying the size of the increased Board of Directors, by the Corporation at least ninety (90) calendar days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 6(l) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the earlier of the day that the stockholder first received actual notice of such increase and the day on which such public disclosure is first made by the Corporation.

(9)       In addition to the provisions of this Section 6(l), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

(m)      SPECIAL MEETINGS OF STOCKHOLDERS.

(1)       Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

(2)       Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (a) is  a stockholder of record at the time of giving of notice provided for in Section 6(l) of these Bylaws, (b) is a stockholder of record on the record date for the determination of the stockholders entitled to vote at such special meeting, (c) is a stockholder of record at the time of such special meeting, and (d) complies with the notice procedures set forth in this Section 6(m).

(3)       In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, a stockholder who complies with Section 6(m)(2) of these Bylaws may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting if they give timely notice thereof in proper written form to the Secretary of the Corporation as provided hereinafter.

(4)       To be timely and in proper form, the stockholder’s notice of nomination with respect to a special meeting must comply with Section 6(l)(3) of these Bylaws and must be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth (10th) calendar day following the earlier of the day that the stockholder first received actual notice of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting and the day on which such public disclosure is first made by the Corporation.  In no event shall the public announcement of a postponement of the mailing of the notice for such special meeting or of an adjournment or postponement of the special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(5)       If the information submitted pursuant to this Section 6(m) by any stockholder proposing a nominee for election as a director at a special meeting shall be inaccurate to any material extent, such information may be deemed not to have been provided in accordance with this Section 6(m).  Upon written request by the Secretary, the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director at a special meeting shall provide, within seven business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory in the discretion of the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 6(m). If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 6(m).

(6)       Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election at a special meeting as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6(m).  The Chairman of the Board or other person presiding at a special meeting shall have the power and duty to determine whether any nomination proposed to be brought before a special meeting was properly made in accordance with the procedures set forth in this Section 6(m) and, if any proposed nomination was not made in compliance with this Section 6(m), or if the stockholder solicits proxies in support of such proposed nomination without having made the representation required by this Section 6(m), to declare that such defective nomination is null and void and shall be disregarded.

(7)       In addition to the provisions of this Section 6(m), a stockholder shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth herein.

(n)       CONDUCT OF MEETING.

(1)       At every meeting of stockholders, the Chairman of the Board, if there be one, shall serve as chairman of the meeting and conduct the meeting or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present shall serve as chairman of the meeting and conduct the meeting in the order stated: the President, the Vice Chairman of the Board, if there be one or, if there be more than one, the Vice Chairmen in order of seniority, the Executive Vice Presidents in their order of seniority, or, in the absence of such officers, a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall serve as chairman.

(2)       The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting.

(3)       At any meeting of stockholders, the time of the opening and the closing of the polls for each matter upon which the stockholder will vote at a meeting, the order of business and all other matters of procedure shall be determined by the chairman of the meeting.

(4)       The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation (i) the establishment of an agenda for the meeting, (ii) restricting admission to the time set for the commencement of the meeting, (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the Chairman with evidence of his or her name and affiliation, whether her or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (v) restricting entry to the meeting after the time fixed for the commencement thereof, (vi) limiting the time allotted to questions or comments by participants, (vii) determining when the polls should be opened and closed for voting, (viii) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (ix) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting, (x) recessing or adjourning the meeting to a later date, time and place announced at the meeting by the chairman, and (xi) complying with any state and local laws and regulations concerning safety and security.

(5)       Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 7.         STOCKHOLDER ACTION WITHOUT MEETINGS.  Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE II

DIRECTORS

Section 1.         FUNCTIONS AND DEFINITION.  The business and affairs of the corporation shall be managed by the Board of Directors of the corporation.  The Board of Directors shall have authority to fix the compensation of the members thereof.  The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.         QUALIFICATIONS AND NUMBER.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The initial Board of Directors shall consist of five persons.  Thereafter the number of directors constituting the whole board shall be at least (5) five and no more than (7) seven.  Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be three.  The number of directors may be increased or decreased by action of the stockholders or the directors.

Section 3.         ELECTION AND TERM.  Commencing with the Annual Meeting of Stockholders to be held in May 21, 1986, the directors of the Corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each class to be as nearly equal in number as possible, which classes shall be designated as Class 1, Class 2 and Class 3.  Subject to the provisions hereof, the number of directors in each class shall from time to time be designated by the Board of Directors of the Corporation.  The Class 1 directors shall be elected initially for a term of one year; the Class 2 directors shall be elected initially for a term of two years; and the Class 3 directors shall be elected initially for a term of three years.  At each annual meeting, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years and until their successors are elected and qualified or until their earlier resignation or removal so that each term of office of one class of directors shall expire in each year.  Vacancies in the Board of Directors resulting from an increase in the authorized number of directors or the death, resignation or removal of one or more directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.  Persons elected to fill vacancies resulting from the death, resignation or removal of one or more directors shall hold office until the expiration of the term of the director such person is elected to replace.  Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.  If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

Section 4.         MEETINGS.

(a)        TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of the Board after an election of a class of directors shall be held as soon after such election as the directors in office may conveniently assemble.

(b)        PLACE.  Meeting shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

(c)        CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

(d)        NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.  Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

(e)        QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

(f)         CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

Section 5.         REMOVAL OF DIRECTORS.  Any or all of the directors may be removed for cause by either the stockholders or Board of Directors.

Section 6.         COMMITTEES.  Whenever its number consists of five or more the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 7.         INFORMAL ACTION.  Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

The directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman of the Board of Directors, a Vice-Chairman thereof, and one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and may elect or appoint such other officers and agents as are desired.  The President may but need not be a director.  Any number of offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.

Offices shall have the powers and duties defined in the resolutions appointing them; provided, that the Secretary shall record all proceedings of the meetings or of the written actions of the stockholders and of the directors, and any committee thereof, in a book to be kept for that purpose.

The Board of Directors may remove any officer for cause or without cause.

ARTICLE IV

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

CONTROL OVER BY-LAWS

The power to amend, alter, and repeal these By-Laws and to adopt new By-Laws shall be vested in the Board of Directors; provided, that the Board of Directors may delegate such power, in whole or in part, to the stockholders; and provided, further, that any By-Law, other than an initial By-Law, which provides for the election of directors by classes for staggered terms shall be adopted by the stockholders.

ARTICLE VII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

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